                                  EXHIBIT 99.1

BAY STATE GAS COMPANY
CONSOLIDATING BALANCE SHEET
At December 31, 1995 with comparative amounts for 1994
(Unaudited, in thousands)
                                                                                 Granite Consolidated           1995           1994
                                                 Bay State       Northern      State Gas  Reclassifi-  Bay State Gas  Bay State Gas
                                                       Gas     Utilities,   Trans., Inc.  cations and        Company        Company
                                                   Company            Inc.  Consolidated Eliminations   Consolidated   Consolidated
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ASSETS:
Plant, at cost                                    $542,800       $112,616        $13,090     $     0        $668,506       $651,574
Accumulated depreciation & amortization            153,169         23,426          7,422           0         184,017        170,380
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Net plant                                          389,631         89,190          5,668           0         484,489        481,194
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Investments in energy ventures                      58,692              2         11,312     (58,660)         11,346          6,133
Prepaid benefit plans                               22,409          2,281            148           0          24,838         21,843
Other long-term assets                               8,427            655            240           0           9,322         10,507

Current assets:
      Cash and temporary cash investments            4,279            625            278           0           5,182          4,220
      Accounts receivable, net                      41,288         10,755            165           0          52,208         46,589
      Accounts receivable associated companies       3,693            523          7,445     (11,661)              0              0
      Unbilled revenues                             10,609          1,536              0           0          12,145          9,953
      Deferred gas costs                            10,453          3,779              0           0          14,232         21,720
      Inventories, at average cost                  15,140          1,877            664           0          17,681         23,729
      Other                                          5,417            762             62           0           6,241          5,624
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Total current assets                                90,879         19,857          8,614     (11,661)        107,689        111,835
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Regulatory assets:
      Income taxes                                   4,643          7,295            407           0          12,345         11,067
      Other                                         12,694          2,017            916           0          15,627         12,302
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TOTAL ASSETS                                      $587,375       $121,297        $27,305    ($70,321)       $665,656       $654,881
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CAPITALIZATION & LIABILITIES:
Common stock equity:
      Common stock                                $ 44,558       $      1        $    30         (31)       $ 44,558       $ 44,459
      Paid in capital                              100,695         12,688          7,846     (20,534)        100,695        100,083
      Retained earnings                             84,319         36,630          1,465     (38,095)         84,319         77,476
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Total common stock equity                          229,572         49,319          9,341     (58,660)        229,572        222,018
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Cumulative preferred stock:
      Non-redeemable                                 2,572              0              0           0           2,572          2,572
      Redeemable                                     2,572              0              0           0           2,572          2,721
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Total cumulative preferred stock                     5,144              0              0           0           5,144          5,293
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Long term debt:
      Revolving credit agreements                        0         13,000              0           0          13,000         20,000
      Notes                                        173,500         28,000              0           0         201,500        173,000
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Total long term debt                               173,500         41,000              0           0         214,500        193,000
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Total capitalization                               408,216         90,319          9,341     (58,660)        449,216        420,311
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Long-term liabilities:
      Deferred taxes                                64,494         11,561          2,324           0          78,379         72,210
      Other long-term liabilities                   12,660          1,430          1,238           0          15,328         13,721
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Total long-term liabilities                         77,154         12,991          3,562           0          93,707         85,931
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Commitments and contingencies
Current Liabilities:
      Short-term debt                               22,500          4,750          6,700           0          33,950         53,625
      Accounts payable                              33,554          4,733          5,509           0          43,796         36,302
      Accounts payable to associated companies       6,932          2,442          2,287     (11,661)              0              0
      Fuel purchase commitments                     13,067          1,098              0           0          14,165         20,500
      Refunds due customers                         13,876          2,282              0           0          16,158         24,097
      Deferred and accrued taxes                     5,830          1,227            (97)          0           6,960          6,921
      Other                                          6,246          1,455              3           0           7,704          7,194
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Total current liabilities                          102,005         17,987         14,402     (11,661)        122,733        148,639
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Total Capitalization & Liabilities                $587,375       $121,297        $27,305    ($70,321)       $665,656       $654,881
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

BAY STATE GAS COMPANY
CONSOLIDATING STATEMENT OF INCOME AND RETAINED EARNINGS
For the twelve months ended December 31, 1995 with comparative amounts for 1994
(Unaudited, in thousands)



                                                                              Granite   Consolidated           1995          1994
                                                 Bay State     Northern     State Gas    Reclassifi-  Bay State Gas Bay State Gas
                                                       Gas   Utilities,  Trans., Inc.    cations and        Company       Company
                                                   Company         Inc.  Consolidated   Eliminations   Consolidated  Consolidated
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
 Operating Revenues
 Local Transportation                             $134,010      $26,778       $ 6,985        $     0       $167,773      $162,559
 Energy products and services:
     Natural gas sales                             207,506       40,061        57,764        (66,235)       239,096       260,468
     Other energy products and services             20,170        4,133         1,560         (1,175)        24,688        20,222
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 Total energy products and services                227,676       44,194        59,324        (67,410)       263,784       280,690
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 Total operating revenues                          361,686       70,972        66,309        (67,410)       431,557       443,249
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 Operating expenses
     Recovered natural gas costs                   207,506       40,061        57,764        (66,235)       239,096       260,468
     Operations                                     69,490       13,915         5,111         (1,175)        87,341        87,135
     Maintenance                                     7,327        1,076           369              0          8,772         8,774
     Depreciation and amortization                  21,064        3,840           952              0         25,856        24,477
     Other taxes, principally property taxes         9,098        2,314           398              0         11,810        11,456
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 Total operating expenses                          314,485       61,206        64,594        (67,410)       372,875       392,310
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 Operating income (loss)                            47,201        9,766         1,715              0         58,682        50,939
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 Other income (expense)
     Income(loss) from investments in
           energy ventures                               0            0           296              0            296           188
     Interest income and other                       7,469          395           217         (6,186)         1,895         1,932
     Interest expense                              (14,157)      (2,887)         (100)            19        (17,125)      (15,323)
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 Total other income (expense)                       (6,688)      (2,492)          413         (6,167)       (14,934)      (13,203)
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 Income before income taxes                         40,513        7,274         2,128         (6,167)        43,748        37,736
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 Federal and state taxes on income                  13,484        2,401           834              0         16,719        14,572
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 Net income                                         27,029        4,873         1,294                        27,029        23,164
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 Retained earnings, beginning of period             77,476       31,757           171        (31,928)        77,476        73,539

 Dividends declared                                (20,186)           0             0              0        (20,186)      (19,417)

 Unrestriction of common stock                           0            0             0              0              0           190

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 Retained earnings, end of period                 $ 84,319      $36,630       $ 1,465       ($31,928)      $ 84,319      $ 77,476
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